UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2011

PINNACLE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23909	54-1832714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Broad Street, Altavista, Virginia		24517
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (434) 369-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of Pinnacle Bankshares Corporation was held on April 12, 2011, at which one proposal was submitted to the Company’s shareholders. The proposal is described in detail in the Company’s proxy statement for the 2011 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 7, 2011. The final results for the votes regarding the proposal are set forth below.

Proposal 1 – The Company’s shareholders elected four Class II directors to serve until the 2014 Annual Meeting of Shareholders and one Class I director to serve until the 2013 Annual Meeting of Shareholders. The votes regarding these director nominees were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes

Class II
James E. Burton, IV	958,331	41,198	—
Thomas F. Hall	954,413	45,116	—
A. Patricia Merryman	939,907	59,622	—
William F. Overacre	954,313	45,216	—

Class I
Aubrey H. (Todd) Hall, III	958,331	41,198	—

The following Class III and I directors continued in office after the 2011 Annual Meeting of Shareholders:

Class III Serving until the 2012 Annual Meeting	Class I Serving until the 2013 Annual Meeting
Carroll E. Shelton	A. Willard Arthur
C. Bryan Stott John L. Waller Michael E. Watson	John P. Erb Robert H. Gilliam, Jr. R. B. Hancock, Jr.

No other matters were voted on during the meeting.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE BANKSHARES CORPORATION

Date: April 15, 2011	By:	/s/ Bryan M. Lemley

Bryan M. Lemley
Secretary, Treasurer and Chief Financial Officer